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                                   AS FILED PURSUANT TO RULE 424(b)(3) AND (c)
                                                    REGISTRATION NO. 333-33568

PROSPECTUS SUPPLEMENT DATED JUNE 9, 2000
TO PROSPECTUS DATED APRIL 12, 2000, AS SUPPLEMENTED MAY 11, 2000

                                DOUBLECLICK INC.
                              -------------------
                         732,860 SHARES OF COMMON STOCK
                              -------------------

The second paragraph appearing under the heading 'Selling Stockholder' on page 19 of the Prospectus is hereby deleted and restated with the following information:

    We cannot estimate the amount of shares that will be held by the Selling Stockholder after completion of this offering because the Selling Stockholder may offer all or some of the shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares offered by this prospectus may be offered from time to time by the Selling Stockholder during the period commencing on the date of this prospectus and ending on the expiration of 90 days after the date of this prospectus.